UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2010

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2011, our Board of Directors (i) approved a decrease in the authorized number of shares of our common stock from 150,000,000 to 100,000,000 and (ii) declared a one-for-one and one-half reverse stock split of our common stock in which every one and one-half shares of our common stock will be combined and converted into one share of our common stock.  For the record holders of our common stock, we will round up to the next full share of our common stock any fractional shares that result from the reverse stock split.  Fractional shares that result from the reverse stock split for the beneficial holders of our common stock will be rounded up or rounded down to the next full share in the sole discretion of the record holders for such beneficial holders.  We may also issue additional shares of our common stock to any record or beneficial holder thereof who, solely as a result of the reverse stock split without such additional issuance, would otherwise lose the status as a holder of a round lot of our common stock.

The record date for the reverse stock split will be January 21, 2011; the pay date for the reverse stock split will be January 24, 2011; and the effective date for the reverse stock split will be January 24, 2011.  We will file a Certificate of Change with the Secretary of State of the State of Nevada, with an effective date of January 24, 2011.  We have also applied to the Cusip Service Bureau for a new Cusip number for our post-reverse split common stock and have filed a notice with FINRA pursuant to Rule 10b-17 for the reverse stock split.  On January 13, 2011, we announced the upcoming reverse stock split in a press release, a copy of which is Exhibit 99.1 to this Current Report.

Section 8 - Other Events
Item 8.01 Other Events.

On December 1, 2010, we received an irrevocable commitment from an accredited investor for the purchase in a private placement of 5,833,333 shares of our common stock (as adjusted for the reverse-split) at a per-share purchase price of $0.60 (as adjusted for the reverse-split), or an aggregate of $3,500,000.  Concurrently, the holder of the $500,000 two-year common stock purchase warrant that we had granted to it in April of 2010 exercised the warrant in full.  The initial per-share exercise price of the warrant was $1.20 (as adjusted for the reverse-split), exercisable for an aggregate of 416,667 shares of our common stock (as adjusted for the reverse-split).  The warrant provided “full ratchet” anti-dilution protection to the holder; accordingly, the per-share exercise price of the warrant was reduced to $0.60 (as adjusted for the reverse-split) and the number of shares into which it was exercisable was increased to 833,333 (as adjusted for the reverse-split).  On January 13, 2011, we announced the irrevocable commitment and the exercise of the warrant in a press release, a copy of which is Exhibit 99.1 to this Current Report.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit	Description of Exhibit

99.1*
Press Release dated January 13, 2011, announcing a reverse split of our common stock, the exercise of a common stock purchase warrant, and the irrevocable commitment for a private placement of our common stock.

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011	AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President